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  11126114
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SECOND SUPPLEMENT TO INDENTURE, dated as of April 21, 1995, among
HOMELAND  STORES,  INC., a Delaware corporation (the  "Company"),
HOMELAND   HOLDING  CORPORATION,  a  Delaware  corporation   (the
"Guarantor") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking association, as Trustee (the "Trustee").

                          RECITALS

           WHEREAS, the Company, the Guarantor and the Trustee have heretofore entered into an Indenture (the "Indenture"), dated as of March 4, 1992, as supplemented by the First Supplement to Indenture, dated as of June 17, 1992, providing for the issuance of up to $45 million aggregate principal amount of Series A Senior Secured Floating Rate Notes Due 1997 ("Series A Notes") and $75 million aggregate principal amount of Series B Senior Secured Fixed Rate Notes Due 1999 ("Series B Notes");

           WHEREAS, the Company has heretofore conducted an exchange offer, pursuant to which it exchanged (i) $33 million of Series A Notes for an equal principal amount of its Series D Notes Senior Secured Floating Rate Notes Due 1997 (leaving $12 million of Series A Notes outstanding) and
  (ii) $75 million of Series B Notes for an equal principal amount of its Series C Senior Secured Fixed Rate Notes Due 1999 (leaving no Series B Notes outstanding);

           WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Company and the Trustee may from time to time enter into indentures supplemental thereto with the consent of the Securityholders of at least a majority in principal amount of the Securities then outstanding (other than Securities owned by the Company or any of its affiliates) for the purposes of amending certain provisions of the Indenture;

           WHEREAS, the Company wishes to supplement the Indenture by deleting, modifying or adding certain provisions thereto or thereof;

           WHEREAS, Securityholders of at least a majority in principal amount of the Securities then outstanding (other than Securities owned by the Company or any of its affiliates) have consented to the amendments to the Indenture set forth herein;

           WHEREAS, pursuant to Section 9.02 of the Indenture, the Company has furnished the Trustee with an Officers' Certificate certifying that the aforesaid consent of the Securityholders has been obtained; and

           WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, and a valid amendment of and supplement to the Indenture, have been done.

            NOW, THEREFORE, in consideration of the premises, the Company and the Guarantor agree with the Trustee as follows:

                         ARTICLE I

                   RELATIONS TO INDENTURE

           Section 1.01.  Integration.  This Second
  Supplement to Indenture constitutes an integral part of the Indenture.

           Section 1.02.  Capitalized Terms.  Capitalized
  terms used herein without definition shall have the meanings specified in the Indenture.

           Section 1.03. Conditions to Effectiveness. This Second Supplement to Indenture shall become effective on the first date (the "Effective Date"), on or prior to June 1, 1995, on which all of the following conditions shall have been satisfied: (i) the Trustee shall have received executed counterparts of this Second Supplement to Indenture, signed by each of the Company and Holding, and the Trustee shall have executed this Second Supplement to Indenture; (ii) the Trustee shall have received the Officers' Certificate required to be delivered pursuant to
  Section 9.02 of the Indenture; (ii) the Trustee shall have received an Officers' Certificate certifying that the conditions identified in the Company's Solicitation Statement, dated April 4, 1995 (the "Solicitation Statement"), under "The Solicitation -- Conditions of the Solicitation," have been satisfied; and (iv) the Trustee shall have received any other Officers' Certificates or Opinions of Counsel as the Trustee may reasonably request.


                         ARTICLE II

            AMENDMENTS TO ARTICLE I OF INDENTURE

           Section 2.01.  Amendments of Existing Definitions.
  Section 1.01 of the Indenture is amended as follows:

           (a) The definition of "Capital Expenditures" is amended to read in its entirety as follows:

                     "Capital Expenditures" means, for any
               period, the capital expenditures made by the Company and its Subsidiaries during such period (including capital expenditures funded from Note Net Proceeds which are reinvested in accordance with Section 4.10) less (i) all capital expenditures, in an amount not exceeding $6,500,000 in the aggregate, relating to (a) assets to be purchased by the Company, and thereafter sold to AWG, in connection with the AWG Purchase Agreement and (b) assets to be purchased in connection with stores closed or to be closed and (ii) capital expenditures in respect of capital leases entered into in 1994 in an amount equal to $1,500,000."

           (b)  The definition of "Consolidated Fixed Charge
  Coverage Ratio" is amended to read in its entirety as follows:

                     "Consolidated Fixed Charge Coverage
               Ratio" means, with respect to any period for which it is to be determined, the ratio obtained by dividing (i) the aggregate amount of EBITDA of the Company and its Subsidiaries on a consolidated basis for such period, less
               (a) in the case of periods ending on each of September 30, 1995 and December 30, 1995, Net Capital Expenditures for such period, (b) in the case of periods ending on each of March 23, 1996, June 15, 1996 and September 7, 1996, the greater of (x) the Minimum Amount for such period and (y) Net Capital Expenditures for such period and (c) in the case of periods ending on and after December 28, 1996, the greater of (x) $3,000,000 and (y) Net Capital Expenditures for such period, by (ii) the Consolidated Interest Expense for such period.

           (c) The definition of "Permitted Transactions" is amended in the manner set forth below.

           (i)  Subclause (B)(3) of clause (i) of the
  definition of "Permitted Transactions" is amended to read in its entirety as follows:

                "(3) loans or advances incurred prior to the
               Reference Date and maturing in a period of one year of less, to officers, directors or employees to make principal payments of up to $50,000 at any time that are due under the indebtedness of such officer, director or employee in connection with the Management Subscription Agreements or Stock Subscription Agreements, and any extension, renewal, replacement, refunding or refinancing of such loans or advances, or"

           (ii)  Clause (ii) of the definition of "Permitted
  Transactions" is amended to read in its entirety as follows:

                     "(ii) guarantees incurred prior to the
               Reference Date of Indebtedness of officers, employees and directors in connection with the Management Subscription Agreements or Stock Subscription Agreements and payments in discharge of such guarantees, and any extension, renewal, replacement, refunding or refinancing of such loans or advances;"

           (iii)  Clause (iii) of the definition of
  "Permitted Transactions" is amended by deleting the figure
  "$750,000" after the phrase "not to exceed" in the third line thereof and inserting in lieu thereof "$150,000".

           (iv) The definition of "Permitted Transactions" is further amended by adding the following new subclause
  "(D)" at the end of clause (i) thereof:

                "(D) to repurchase shares of its common stock
               owned by officers and employees of the Company at a cash purchase price of $0.50 per share, provided that such repurchases shall not exceed $600,000 in the aggregate (net of amounts to be repaid in respect of loans from the Company or Holding);"

           Section 2.02.  Addition of New Definitions.
  Section 1.01 of the Indenture is amended to insert, in the appropriate alphabetical sequence, the following definitions:

           (a)  "AWG" means Associated Wholesale Grocers,
  Inc., a Missouri corporation.

           (b) "AWG Equity" means all equity, deposits, credits, sums and indebtedness of any kind or description whatsoever, at any time owed by AWG to the Company or at any time standing in the name of or to the credit of the Company on the books and/or records of AWG, including, without limitation, AWG Membership Stock, members deposit certificates, patronage refund certificates, members savings, direct patronage or year-end patronage, concentrated purchase allowance, quarterly payments and any other amounts due from AWG to the Company under the Supply Agreement.

           (c)  "AWG Membership Stock" means the Class A
  Common Stock, par value $100 per share, of AWG.

           (d)  "AWG Purchase Agreement" means the Asset
  Purchase Agreement, dated as of February 6, 1995, between the Company and AWG.

           (e) "AWG Sale" means the sale of certain assets of the Company pursuant to the AWG Purchase Agreement.

           (f)  "Conversion Expenses" means expenses in
  respect of (i) the conversion of the Company from an entity which buys inventory directly from manufacturers to one that buys inventory from a wholesaler and (ii) the closure of stores.

           (g) "Debt-to-EBITDA Ratio" means, for any period, the ratio obtained by dividing (i) the Indebtedness of the Company and its Subsidiaries on a consolidated basis as of the last day of such period, by (ii) the aggregate amount of EBITDA of the Company and its Subsidiaries on a consolidated basis for such period.

           (h) "EBITDA" of any Person for any period means the sum of (i) the net income (or net loss) from operations of such Person and its Subsidiaries on a consolidated basis (determined in accordance with generally accepted accounting principles) for such period, without giving effect to any extraordinary or unusual gains (losses) or gains (losses) from the sale of assets (other than the sale of Inventory in the ordinary course of business), plus (ii) to the extent that any of the items referred to in any of clauses (a) through (c) below were deducted in calculating such net income: (a) Consolidated Interest Expense of such Person for such period; (b) income tax expense of such Person and its Subsidiaries with respect to their operations for such period; and (c) the amount of all non-cash charges (including, without limitation, depreciation and amortization) of such Person and its Subsidiaries for such period; provided, however, that in calculating EBITDA of the Company and its Subsidiaries (x) the non-cash reserve taken in fiscal 1994 in respect of workers compensation in an amount not exceeding $5,000,000 and (y) Conversion Expenses in an amount not exceeding in the aggregate $3,000,000, consisting of up to $2,800,000 in such expenses during 1995 and up to $400,000 in such expenses in 1996, shall be added back to net income (or net loss) from operations to the extent deducted in calculating such net income (or net loss).

           (i) "First Offer Rights" mean (i) AWG's right of first offer with respect to the stores owned or operated by the Company listed on Exhibit B of the Supply Agreement, as such agreement may be amended from time to time and (ii) any public recordation of such first offer rights, provided that any such public recordation shall be terminable from time to time as set forth in Section 7(f) of the Supply Agreement.

           (j) "Major Remodel" means capital expenditures made in respect of one of the Company's stores in an amount exceeding, or expected to exceed, $400,000.

           (k) "Membership Sign-Up Documents" means (i) the Application for Membership by Homeland Stores, Inc., between the Company and AWG and (ii) the Stock Power of Attorney granted to AWG by the Company with respect to the AWG Membership Stock owned by the Company;

           (l)  "Minimum Amount" means, for the fiscal
          quarter period ending on each of the dates set forth below, the amount specified opposite such date:

                Date                Amount
              3/23/96             $  750,000
              6/15/96             $1,500,000
              9 7/96              $2,250,000

           (m) "Net Capital Expenditures" means, for any period, the capital expenditures made by the Company and its Subsidiaries in such period less (i) net cash proceeds from the sale of assets which are reinvested pursuant to the Indenture during such period, (ii) capital expenditures, in an amount not exceeding $6,500,000 in the aggregate, relating to (a) assets to be purchased by the Company, and thereafter sold to AWG, in connection with the AWG Purchase Agreement and (b) assets to be purchased by the Company in connection with stores closed or to be closed and (iii) capital expenditures in respect of capital leases entered into in 1994 in an amount equal to $1,500,000.

           (n)  "Post-AWG Note Net Proceeds" means all Note
          Net Proceeds received by the Company or its Restricted Subsidiaries from Asset Sales occurring after the closing date of AWG Sale.

           (o)  "Reference Date" means March 30, 1995.

           (p)  "Supply Agreement" means the Supply
          Agreement, dated as of closing date of the AWG Sale, between the Company and AWG.

           (q) "Use Restrictions" means (i) the Company's agreement under Section 8(b) of the Supply Agreement to dedicate (to the extent of its interest therein (including leasehold interests)) certain real property and the improvements thereon to the exclusive use of a retail grocery facility (including all activities which from time to time are commonly associated with the operation of a grocery facility) which is owned by a retail member of AWG and (ii) any public recordation of such agreement, provided that any such public recordation shall be terminable from time to time as set forth in Section 8(b) of the Supply Agreement.

           Section 2.03.  Deletion of Certain Definition.
  Section 1.01 of the Indenture is amended by deleting the definition of "Cash Flow" in its entirety.

                        ARTICLE III

           AMENDMENTS TO ARTICLE IV OF INDENTURE

           Section 3.01.  Amendment to Section 4.05 of the
  Indenture. Section 4.05 of the Indenture is amended by adding the following new subsection (i):

                     "(i)  Within 60 days after the end of
               each fiscal quarter of the Company and within 120 days after the end of each fiscal year of the Company an Officers' Certificate, conforming to the requirements set forth in Sections 12.04 and 12.05 hereof, stating that Conversion Expenses included in the Company's calculation of EBITDA for the previous fiscal quarter were consistent with the definition of the Conversion Expenses set forth in Section
               1.01 of the Indenture and such Conversion
               Expenses were determined in accordance with generally accepted accounting principles."

           Section 3.02.  Amendment to Section 4.09 of the
  Indenture. Section 4.09 of the Indenture is amended in the manner set forth below.

           (a)  Clause (i) of subsection (c) of the Section
  4.09 is amended to delete the figure "50,000,000" contained therein and inserting in lieu thereof $"25,000,000".

           (b) Clause (ii) of subsection (c) of Section 4.09 is amended to read in its entirety as follows:

                "(ii) The Company may guarantee the principal
               amount of borrowings by officers, employees and directors in connection with the Management Subscription Agreements and Stock Subscription Agreements, provided that any such guarantee was incurred prior to the Reference Date."

           (c) Clause (i)(A) of subsection (d) of
  Section 4.09 is amended to delete the figure "$50,000,000" and inserting in lieu thereof "$25,000,000."

           (d) Section 4.09 is further amended by adding the following new subsection (f):

                     "(f)  Notwithstanding anything to the
               contrary in this Section 4.09, the Company may incur Indebtedness in respect of the obligations owed to AWG under the Supply
               Agreement and the Membership Sign-Up
               Documents."

           Section 3.03.  Amendment to Section 4.10 of the
  Indenture. Section 4.10 of the Indenture is amended in the manner set forth below.

           (a) Clause (ii) of subsection (a) of Section 4.10 is amended to read in its entirety as follows:

                      "The Company and any Restricted
               Subsidiaries of the Company may consummate an Asset Sale for cash consideration at not less than the fair market value thereof (as determined in good faith by the Company's Board of Directors), provided that (A) (1) the Company may, within 180 days of the closing date of the AWG Sale, reinvest, or commit to reinvest, up to $5 million of the Note Net Proceeds from the AWG Sale in Collateral consisting of capital expenditures and (2) the remaining Note Net Proceeds from the AWG Sale, plus any Note Net Proceeds which were committed to be reinvested under clause (1) above but which are not subsequently reinvested, shall be applied by the Company to an offer to redeem the Notes in accordance with Article 3 hereof,
               (B) following the date on which the Company and its Restricted Subsidiaries have received Post-AWG Note Net Proceeds in an amount equal to $2,000,000, the Company shall make an offer to redeem $2,000,000 in aggregate principal amount of Notes in accordance with Article 3 hereof,
               (C) following the date on which the Company and its Restricted Subsidiaries have received Post-AWG Note Net Proceeds in an amount equal to the sum (the "Aggregate Special Redemption Amount") of (1) $3,800,000 plus (2) the excess (if any) of $25,500,000 over the aggregate principal amount of Notes redeemed by the Company in connection with the AWG Sale, the Company shall make an offer to redeem the Notes in an amount equal to the excess of the Aggregate Special Redemption Amount over $2,000,000 in accordance with Article 3 hereof and (D) all Post-AWG Note Net Proceeds received by the Company and its Restricted Subsidiaries in excess of the Aggregate Special Redemption Amount shall be either (1) applied by the Company to an offer to redeem the Notes in accordance with
               Article 3 hereof or (2) reinvested, or
               committed to be reinvested, within 180 days of the closing date of the Asset Sale relating to such proceeds, in Collateral consisting of capital expenditures, or if such proceeds that were committed to be reinvested are not subsequently reinvested, such proceeds shall be applied by the Company to an offer to redeem the Notes in accordance with Article 3 hereof (provided that the Company will not be obligated to make an offer pursuant to this clause (D) until such time as the excess of the Post-AWG Note Net Proceeds not invested, or committed to be reinvested, in accordance with this Section 4.10, over the Aggregate Special Redemption Amount aggregates at least $1,000,000)."

           (b) Clause (v) of subsection (a) of Section 4.10 is amended to read in its entirety as follows:

                     "(v) the Company and any Restricted
               Subsidiary of the Company may make sales of real property (including leasehold interests therein and fixtures related thereto) which in the good faith opinion of the Company's Board of Directors are immaterial to the business or operations of the Company and its Subsidiaries in the aggregate, provided that any such sale resulting in Net Proceeds of $500,000 or more shall be required to be applied in accordance with the provisions of the preceding clauses
               (a)(ii)(B), (C) and (D).

           (c) Clause (vi) of subsection (a) of Section 4.10 is amended to read in its entirety as follows:

                     "(vi)  The Company and any Restricted
               Subsidiary of the Company may make sales of assets and/or property in order to comply with any applicable law, provided that any such sale resulting in Net Proceeds of $500,000 or more shall be required to be applied in accordance with the provisions of the preceding clauses
               (a)(ii)(B), (C) and (D).

           (d) Subsection (b) of Section 4.10 is hereby amended by deleting the phrase "clauses (a)(ii)(x) and
  (a)(ii)(y)" contained therein and inserting in lieu thereof the phrase "clauses (a)(ii)(B), (C) and (D)".

           Section 3.04.  Amendment to Section 4.11 of the
  Indenture. Section 4.11 of the Indenture is amended in the manner set forth below.

           (a) Subsection (c) of Section 4.11 is amended by deleting the text contained in such subsection and inserting in lieu thereof the words "[Intentionally Omitted]".

           (b) Subsection (g) of Section 4.11 is amended by deleting the word "and" after the phrase "Section 4.10 hereof;".

           (c) Section 4.11 is further amended by adding the following new subsection (i):

                     "(i)  investments consisting of (a) the
               purchase by the Company of 15 shares of AWG
               Membership Stock and (b) AWG members deposit certificates, patronage refund certificates or similar types of AWG Equity received or earned by the Company from time to time based on the Company's gross purchases from AWG pursuant to the Supply Agreement or in lieu of receiving cash rebates or refunds from AWG; and"

           (d) Section 4.11 is further amended by adding the following new subsection (j):

                     "(j)  investments consisting of
               (i) purchases of capital stock, in an aggregate amount not exceeding $25,000, of retail purchasing cooperatives (including, without limitation, Farm Fresh, Inc., an Oklahoma retail dairy cooperative ("Farm Fresh")) in connection with becoming a member of such cooperatives and (ii) additional capital stock of such cooperatives which is received or earned by the Company, in an aggregate amount not exceeding $600,000 in the case of Farm Fresh and $150,000 in the case of all other cooperatives, based on the Company's gross purchases from such cooperatives or in lieu of receiving cash rebates or refunds from such cooperatives, provided that, in each case, such stock is purchased, received or earned in connection with a supply agreement or arrangement between the Company and such cooperative which is on terms at least as favorable to the Company as the terms that could be obtained by the Company in a comparable transaction made on an arms' length basis with another cooperative, wholesaler or supplier."

           Section 3.05.  Amendment to Section 4.12 of the
  Indenture.  Section 4.12 is amended by amending subsection
  (a) thereof to read in its entirety as follows:

                     "(a)  transactions the terms of which
               are, in the good faith determination of the Board of Directors, at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms' length basis by the Company or such Restricted Subsidiary with an unrelated Person;"

           Section 3.06.  Amendment to Section 4.13 of the
  Indenture. Section 4.13 of the Indenture is amended in the manner set forth below.

           (a) Subsection (h) of Section 4.13 is amended by deleting the figure "$20,000,000" and inserting in lieu thereof "$1,000,000".

           (b) Section 4.13 is further amended by deleting subsection (i) thereof and inserting in lieu thereof the following new subsections (i), (j), (k) and (l):

                "(i) Liens on AWG Equity owned or hereafter
               acquired by the Company to secure the Company's obligations to AWG under the Supply Agreement and the Membership Sign-Up Documents; (j) Liens consisting of the Use Restrictions; (k) Liens consisting of the First Offer Rights; and (l) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of Liens permitted pursuant to subsections (a) through
               (k) above".

           Section 3.07.  Amendment to Section 4.16 of the
  Indenture. Section 4.16 of the Indenture is amended by deleting the text contained in such section and inserting in lieu thereof the words "[Intentionally Omitted]."

           Section 3.08.  Amendment to Section 4.21 of the
  Indenture. Section 4.21 of the Indenture is amended to read in its entirety as follows:

                "Section 4.21. Maintenance of Consolidated
               Fixed            Charge Coverage Ratio.

                     The Company shall not permit its
               Consolidated Fixed Charge Coverage Ratio for the four fiscal quarter period ending on each date set forth below to be less than the amount set forth opposite such date:

                Date                     Ratio

                9/9/95                   1.00:1
                12/30/95                 1.00:1
                3/23/96                  1.10:1
                6/15/96                  1.10:1
                9/7/96                   1.10:1
                12/28/96                 1.10:1
                3/22/97                  1.25:1
                6/14/97                  1.30:1
                9/6/97                   1:30:1
                1/3/98                   1:35:1
                3/28/98                  1:35:1
                6/20/98                  1:35:1
                9/12/98                  1:35:1
                1/2/99                   1:50:1
                 and each fiscal
                quarter end
                thereafter"

           Section 3.09.  Addition of Section 4.27 to the
  Indenture. Article IV of the Indenture amended by adding the following new Section 4.27:

                "Section 4.27.  Maintenance of Debt-to-EBITDA
               Ratio.

                     The Company shall not permit its Debt-to-
               EBITDA Ratio for the four fiscal quarter period ending on each date set forth below to be greater than the amount set forth opposite such date:

                Date                      Ratio

                9/9/95                   6.60:1
                12/30/95                 6.60:1
                3/23/96                  6.60:1
                6/15/96                  6.25:1
                9/7/96                   6.00:1
                12/28/96                 5.50:1
                3/22/97                  5.35:1
                6/14/97                  5.00:1
                9/6/97                   5:00:1
                1/3/98                   5:00:1
                3/28/98                  5:00:1
                          6/20/98                  5:00:1
                9/12/98                  5:00:1
                1/2/99                   4:50:1
                 and each fiscal
                quarter end
                          thereafter"

           Section 3.10.  Addition of Section 4.28 to the
  Indenture. Article IV of the Indenture is amended by adding the following new Section 4.28:

                "Section 4.28.  Capital Expenditures.

                     The Company shall not suffer or permit
               Capital Expenditures of the Company and its Subsidiaries to exceed, in any fiscal year, the amount set forth below opposite such fiscal year:

                Period                   Amount

                1995                     $6,000,000
                1996                     $6,000,000
                1997                     $6,000,000
                1998                     $6,000,000

                ; provided that the Company may make up to
               $4,000,000 in additional Capital Expenditures for Major Remodels (i) during the four-quarter period beginning on the day following the first fiscal quarter in which the Company's Consolidated Fixed Charge Coverage Ratio is 1.30:1 or greater (the "First Qualifying Period") and (ii) during the four-quarter period beginning on the day following the first fiscal quarter in which the Company's Consolidated Fixed Charge Coverage Ratio is 1.50:1 or greater (the "Second Qualifying Period") (which fiscal quarter must be at least four quarters after the fiscal quarter referred to in clause (i) of this proviso); provided, further, that the Company may make additional Capital Expenditures in any period in any amount equal to the amount of Capital Expenditures permitted during any prior period and not made; provided further that no portion of the amount permitted to be used for Capital Expenditures during the First Qualifying Period or the Second Qualifying Period may be used for Capital Expenditures in any subsequent period unless (i) as of the last day of the First Qualifying Period or the Second Qualifying Period, as the case may be, the Company's Consolidated Fixed Charge Coverage Ratio is at least 1.30:1 or 1.50:1, respectively, or (ii) on or prior to the last day of the First Qualifying Period or the Second Qualifying Period, as the case may be, the Company has entered into commitments to use any such portion for Capital Expenditures."

                         ARTICLE IV

            AMENDMENTS TO ARTICLE V OF INDENTURE

           Section 4.01.  Amendment of Section 5.01 of the
  Indenture.  Section 5.01 is amended as follows:

           (a) Subsection (2) of Section 5.01 is amended to add the following words after the phrase "under the Purchase
  Agreement" in the last line thereof:

                "and the perfection and priority of the
               security interest in and Liens on the
               Collateral are maintained unimpaired and in full force and effect;"

           (b) The second full paragraph of subsection (5) of Section 5.01 is amended by inserting the words "at least ten (10) days" after the phrase "each Securityholder" in the first line thereof.

                         ARTICLE V

             AMENDMENTS TO FORMS OF SECURITIES

           Section 5.01.  Amendment to Exhibit B.  The
  definition of "Applicable LIBOR Rate" in the fourth paragraph of Section 1 of Exhibit B is amended by deleting the phrase "300 basis points" contained therein and inserting in lieu thereof the phrase "350 basis points".

           Section 5.02. Amendment to Exhibit M. The first paragraph of Section 1 of Exhibit M is amended by deleting the phrase "at a rate per annum equal to 11-3/4%" contained therein and inserting in lieu thereof the phrase "at a rate per annum equal to 12-1/4%".

           Section 5.03.  Amendment to Exhibit N.    The
  definition of "Applicable LIBOR Rate" in the fourth paragraph of Section 1 of Exhibit N is amended by deleting the phrase "300 basis points" contained therein and inserting in lieu thereof the phrase "350 basis points".

           Section 5.04.  Deemed Amendments.  Each
  outstanding Security issued prior to the Effective Date shall be deemed to be amended, as of the Effective Date, to reflect the amendments relating to such Security set forth in this Second Supplement to Indenture.


                         ARTICLE VI

          AMENDMENTS TO CERTAIN RELATED DOCUMENTS

            Section 6.01. Amendment to Company Security
  Agreement. On the Effective Date, the Trustee is authorized to execute and deliver Amendment No. 1 to the Company Security Agreement, in the form attached hereto as Annex A (the "Amended Security Agreement"). As of the Effective Date, Exhibit E to the Indenture shall be deemed to be amended to reflect the amendments set forth in Amended Security Agreement.

           Section 6.02. Amendment to Mortgage. On the Effective Date, the Trustee is authorized to execute and deliver Amendment No. 1 to the Mortgage, in the form attached hereto as Annex B (the "Amended Mortgage"). As of the Effective Date, Exhibit G to the Indenture shall be deemed to be amended to reflect the amendments set forth in the Amended Mortgage.

           Section 6.03.  Amendment to Intercreditor
  Agreement. On the Effective Date, the Trustee is authorized to execute and deliver Amendment No. 1 to the Intercreditor Agreement, in the form attached hereto as Annex C (the "Amended Intercreditor Agreement"). As of the Effective Date, Exhibit L to the Indenture shall be deemed to be amended to reflect the amendments set forth in the Amended Intercreditor Agreement.

                        ARTICLE VII

                        CONSENT FEE

           Section 7.01.  Payment of Consent Fee.  As
  promptly as practicable after the Effective Date, the Company shall pay to each Securityholder who, prior to the expiration date set forth in the Solicitation Statement, delivered (and did not revoke) a consent in respect of the amendments set forth in this Second Supplement to Indenture, a consent fee in an amount equal to $5.00 for each $1,000 principal amount of Notes in respect of which such consent has been delivered.

                        ARTICLE VIII

                       MISCELLANEOUS

           Section 8.01   Ratification.  The Indenture, as
  supplemented and amended by this Second Supplement to Indenture is in all respects hereby adopted, ratified and confirmed.

           Section 8.02.  Governing Law.  This Second
  Supplement to Indenture shall be governed by and construed in accordance with the laws of the State of New York.

           Section 8.03.  Counterparts.  This Second
  Supplement to Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but such counterparts shall together constitute but one and the same instrument.

           Section 8.04.  Headings.  The article and section
  headings of this Second Supplement to Indenture are for convenience only and shall not affect the construction hereof.

           IN WITNESS WHEREOF, the parties hereto have executed this Second Supplement to Indenture as of the date first above written.

                          HOMELAND STORES, INC.,
                            as Issuer


                          By:     /s/ Mark S. Sellers
                               Executive Vice President -
                               Finance

                          UNITED STATES TRUST COMPANY OF
                            NEW YORK, as Trustee


                          By:  /s/ Robert E. Patterson, III
                               Asst. Vice President

                          HOMELAND HOLDING CORPORATION,
                            as Guarantor


                          By:     /s/ Mark S. Sellers
                               Executive Vice President -
                               Finance
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               SECOND SUPPLEMENT TO INDENTURE






                           among


                   HOMELAND STORES, INC.,

                HOMELAND HOLDING CORPORATION

                            and

          UNITED STATES TRUST COMPANY OF NEW YORK,

                         as Trustee







                 Dated as of April 21, 1995









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              Text should begin immediately below this line   TABLE OF CONTENTS


                                                        Page

     ARTICLE I

           RELATIONS TO INDENTURE; EFFECTIVE DATE          2

                    Section 1.01.                Integration     2
                    Section 1.02.          Capitalized Terms     2
                    Section 1.03.Conditions to Effectiveness     2


     ARTICLE II

            AMENDMENTS TO ARTICLE I OF INDENTURE           3

                    Section 2.01.Amendments of Existing Definitions   3
                    Section 2.02.Addition of New Definitions     4
                    Section 2.03.Deletion of Certain Definition  7


     ARTICLE III

           AMENDMENTS TO ARTICLE IV OF INDENTURE           8

                    Section 3.01.Amendment to Section 4.05 of the Indenture
                    8
                    Section 3.02.Amendment to Section 4.09 of the Indenture
                    8
                    Section 3.03.Amendment to Section 4.10 of the Indenture
                    9
                    Section 3.04.Amendment to Section 4.11 of the Indenture
                    11
                    Section 3.05.Amendment to Section 4.12 of the Indenture
                    12
                    Section 3.06.Amendment to Section 4.13 of the Indenture
                    12
                    Section 3.07.Amendment to Section 4.16 of the Indenture
                    12
                    Section 3.08.Amendment to Section 4.21 of the Indenture
                    13
                    Section 3.09.Addition of Section 4.27 to the Indenture  13
                    Section 3.10.Addition of Section 4.28 to the Indenture  14


     ARTICLE IV

            AMENDMENTS TO ARTICLE V OF INDENTURE          15

                    Section 4.01.Amendment of Section 5.01 of the Indenture
                    15


                         ARTICLE V

             AMENDMENTS TO FORMS OF SECURITIES            16

                    Section 5.01.     Amendment to Exhibit B      16
                    Section 5.02.     Amendment to Exhibit M      16
                    Section 5.03.     Amendment to Exhibit N      16
                    Section 5.04.          Deemed Amendments      16


                         ARTICLE VI

          AMENDMENTS TO CERTAIN RELATED DOCUMENTS         16

                    Section 6.01.Amendment to Company Security Agreement    16
                    Section 6.02.      Amendment to Mortgage      16
                    Section 6.03.Amendment to Intercreditor Agreement  17


                        ARTICLE VII

                        CONSENT FEE                       17

                    Section 7.01.     Payment of Consent Fee      17


                        ARTICLE VIII

                       MISCELLANEOUS                      17

                    Section 8.01                Ratification      17
                    Section 8.02.              Governing Law      17
                    Section 8.03.               Counterparts      17
     Section 8.04.  Headings   17